UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 13, 2021
_________________________
Marriott Vacations Worldwide Corporation
(Exact name of registrant as specified in its charter)
 _________________________

Delaware	001-35219	45-2598330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9002 San Marco Court	Orlando,	FL	32819
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (407) 206-6000
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VAC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01. Regulation FD Disclosure.
On September 13, 2021, Marriott Vacations Worldwide Corporation (the “Company”) issued a press release providing a business update amidst the evolving coronavirus situation and announcing that: (1) it has terminated, effective September 9, 2021, its waiver of certain covenants under its corporate credit facility, (2) it will prepay the remaining $250 million of its 6.500% senior unsecured notes due 2026 on September 15, 2021 and has issued a notice that it will redeem $250 million of its outstanding 6.125% senior secured notes due 2025 in October 2021, and (3) its Board of Directors has declared a quarterly cash dividend of $0.54 per share of common stock and has authorized a share repurchase program. The specific timing, amount and other terms of share repurchases under the program will depend on market conditions, corporate and regulatory requirements and other factors.
The dividend is payable to the Company’s shareholders of record as of September 23, 2021 and is expected to be paid on October 7, 2021.
The Company’s Board of Directors authorized the repurchase of up to $250 million of the Company’s common stock. Shares may be purchased in the open market or in privately negotiated transactions.
A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated by reference into this Item 7.01.
The information in Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this Form 8-K constitute “forward-looking statements” within the meaning of federal securities laws, including statements about contract sales expectations for the third quarter, which are not historical facts. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous and evolving risks and uncertainties that we may not be able to predict or assess, such as:, the effects of the COVID-19 pandemic, including reduced demand for vacation ownership and exchange products and services, volatility in the international and national economy and credit markets, worker absenteeism, quarantines or other government-imposed travel or health-related restrictions; the length and severity of the COVID-19 pandemic, including its short and longer-term impact on the demand for travel and on consumer confidence; the impact of the availability and distribution of effective vaccines on the demand for travel and consumer confidence; the effectiveness of available vaccines against variants of the virus, including the Delta variant; the pace of recovery following the COVID-19 pandemic or as effective treatments or vaccines become widely available; competitive conditions; the availability of capital to finance growth; the effects of steps we have taken and may continue to take to reduce operating costs and/or enhance health and cleanliness protocols at our resorts due to the COVID-19 pandemic; political or social strife, and other matters referred to under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, and which may be discussed in our periodic filings with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed or implied herein. These statements are made as of date of issuance and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits. The following exhibits are being filed with this report:

Exhibit Number	Description
99.1	Press release dated September 13, 2021
101	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Dated: September 13, 2021	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	President and Chief Financial Officer
2